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Exhibit 10.01
Share Exchange Agreement

This Share Exchange Agreement (this "Agreement") is made and entered into this 28 day of October, 2004 by and between Powerball, Inc., a Utah corporation (the "Company") and TKM Oil & Gas, Inc., a Texas corporation ("TKM").

RECITALS:

A. TKM owns all of the issued and outstanding shares of the capital stock of Theseus Resources, Inc., a Texas corporation ("Theseus"), and Theseus owns all of the issued and outstanding shares of the capital stock of BC&D Oil and Gas Corporation, a New Mexico corporation ("BC&D").

B. The Company is willing to acquire all of the issued and outstanding capital stock of Theseus, making Theseus a wholly-owned subsidiary of the Company, in exchange for authorized but unissued shares of Company common stock as hereinafter provided.

C. It is the intention of the parties hereto that: (i) immediately following a one-for-two reverse split of the outstanding shares of Company common stock, the Company shall acquire all of the issued and outstanding capital stock of Theseus in exchange for 18,000,000 shares of authorized but unissued common stock of the Company, representing approximately 85% of the outstanding capital stock of the Company on a fully diluted basis following the acquisition contemplated by this Agreement (the "Exchange"); and (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Section 1.  Exchange of Shares

1.1 Exchange of Shares. On the Closing Date (as hereinafter defined), TKM shall exchange 1,000,000 shares of the common stock, no par value, of Theseus (the "Theseus Shares") for 18,000,000 shares of the Company's common stock, $.001 par value (the "Company Shares"), representing approximately 85% of the outstanding capital stock of Company on a fully diluted basis following the Exchange.

1.2 Delivery of Theseus Shares At the time of the Closing, TKM will deliver to Company one or more certificates representing the Theseus Shares, duly endorsed (or with executed stock powers) so as to make the Company the sole owner thereof.

1.3 Delivery of Company Shares. At the time of the Closing, Company will deliver to TKM the Company Shares.

1.4 Tax-Free Reorganization. The Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

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Section 2.  Representations and Warranties of TKM

TKM hereby represents and warrants as follows:

2.1 Organization and Good Standing. TKM is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is entitled to own or lease its properties and to carry on its business as such business is now conducted. Theseus is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is entitled to own or lease its properties and to carry on its business as such business is now conducted. BC&D is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, and is entitled to own or lease its properties and to carry on its business as such business is now conducted.

2.2 Ownership of Capital Stock. TKM is the owner of record and beneficially of all of the Theseus Shares reflected on Exhibit A hereto, free and clear of all rights, claims, liens and encumbrances, and the Theseus Shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. Theseus is the owner of record and beneficially of all of the issued and outstanding shares of BC&D reflected on Exhibit A hereto (the "BC&D Shares"), free and clear of all rights, claims, liens and encumbrances, and the BC&D Shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.3 Financial Statements, Opinion Letter, Engineering Report. TKM will deliver to the Company the audited balance sheet of Theseus as of October 28, 2004 (the "Theseus Balance Sheet"). The Theseus Balance Sheet (i) has been prepared by Kempisty & Company, independent auditors, in accordance with generally accepted accounting principles, and (ii) fairly represents the financial position of Theseus as of such date. TKM will deliver an opinion letter prepared by Hunter & Atkins, Inc. affirming the value of the Theseus Balance Sheet and the BC&D assets. The aforementioned items will be delivered within seven business days of the execution of the Agreement. TKM has previously delivered to the Company the audited balance sheet of BC&D as of December 31, 2003 and 2002 (the "BC&D Balance Sheet") and the related statement of operations for the periods then ended (collectively, the "BC&D Financial Statements"). The BC&D Financial Statements (i) have been prepared by Wiener, Goodman and Company, P.C., independent auditors, in accordance with generally accepted accounting principles, and (ii) fairly represent the financial position of BC&D as of such date and the results of its operations for the period then ended. TKM has also previously delivered to the Company an engineering report prepared by R. Gregg Bonagurio, prepared on or about October 4, 2004, regarding the valuation of the BC&D oil and gas reserves as of such date (the "Engineering Report").

2.4 No Material Adverse Changes. Since the date of the Theseus Balance Sheet there has not been:

(i)any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Theseus;

(ii)any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Theseus, whether or not covered by insurance;

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(iii)any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Theseus of any properties or assets; or

(iv)adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.5 Taxes. Theseus has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

2.6 Compliance with Laws. Theseus has complied with all federal, state, county and local laws, ordinances and regulations, and all orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or properties of Theseus.

2.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)violate any provision of the Articles of Incorporation or Bylaws of Theseus;

(ii)violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Theseus, or upon the business or properties of Theseus; or

(iii)violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or properties of Theseus.

2.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Theseus. There is no action, suit or claim or legal, administrative or arbitral proceeding or pending or threatened against or involving Theseus or any of its properties or assets. There is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding.

2.9 Brokers or Finders. No broker's or finder's fee will be payable by TKM or Theseus in connection with the transactions contemplated by this Agreement.

2.10 Liabilities. At the Theseus Balance Sheet date Theseus did not have any knowledge of, and had not been made aware of any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any known liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which was not fully, fairly and adequately reflected on the Theseus Balance Sheet.

2.11 Operations of Theseus. Following the date of execution hereof and though the Closing Date, Theseus will not:

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(i)incur or assume any indebtedness or liability;

(ii)declare or pay any dividend or declare or make any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

(iii)make any loan or advance to TKM or to any Theseus officer, director, employee, consultant, agent or other representative;

(iv)dispose of any of its assets;

(vi)issue any equity securities or rights to acquire such equity securities;
or

(ix)enter into any contract or other agreement.

2.12 Capitalization. The authorized capital stock of Theseus consists of 100,000,000 shares of common stock, no par value, of which 1,000,000 are presently issued and outstanding. The authorized capital stock of BC&D consists of 500,000 shares of common stock, no par value, of which 4,900 shares are presently issued and outstanding.

2.13 Full Disclosure. No representation or warranty by TKM in this Agreement or in any document or schedule to be delivered pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of TKM.

2.14 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 2 shall have the same force and effect on the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

Section 3.  Representations and Warranties of the Company

Company hereby represents and warrants to TKM as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is entitled to own or lease its properties and to carry on its business as such business is now conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation under the laws of each jurisdiction where the character of the properties owned by the Company or the nature of the business transacted by it make such license or qualification necessary.

3.2 Company Shares. The Company Shares to be issued to TKM, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.


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3.3 No Material Adverse Changes.  Except as set forth on Schedule 3.3, since
June 30, 2004 there has not been:

(i)any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Company;

(ii)any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance;

(iii)any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Company's capital stock;

(iv)any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets; or

(v)adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.4 Taxes. The Company has prepared and filed all appropriate federal, state and local tax returns of every kind and category for all periods prior to and through the date hereof, and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.5 Compliance with Laws. Company has complied with all federal, state, county and local laws, ordinances and regulations, and all orders, judgments, injunctions, awards or decrees applicable to its business, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of the Company or the trading market for the shares of Company common stock.

3.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)violate any provision of the Articles of Incorporation or Bylaws of the Company;

(ii)violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or to which the Company or any of its assets or properties may be bound or subject;

(iii)violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or upon the properties or business of the Company; or

(iv)violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of the Company.


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3.7 Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or threatened against or involving the Company or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

3.8 Brokers or Finders. No broker's or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Company.

3.9 Liabilities. Except as set forth on Schedule 3.9, the Company does not have any Liabilities which have not been fully, fairly and adequately reflected on the financial statements contained in the Company's periodic filings with the Securities and Exchange Commission (the "Periodic Reports").

3.10 Operations of Company. Following the date of execution hereof and though the Closing Date, the Company will not:

(i)incur or assume any indebtedness or liability;

(ii)declare or pay any dividend or declare or make any distribution of any kind to any shareholder, or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii)made any loan or advance to any Company shareholder, officer, director, employee, consultant, agent or other representative;

(iv)dispose of any of its assets;

(vi)increase the level of compensation of any employee of the Company;

(vii)amend or otherwise modify any plan for the benefit of employees of the Company;

(viii)issue any equity securities or rights to acquire such equity securities;
or

(ix)enter into or modify any contract or other agreement.

3.11 Authority to Execute and Perform Agreements. The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Company of this Agreement, in accordance with its respective terms and conditions will not:

(i)require the approval or consent of any governmental or regulatory body, or the approval or consent of any other person other than the Board of Directors of the Company.

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(ii)conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Company, or any instrument, contract or other agreement to which the Company is a party or by which the Company is bound or subject; or

(iii)result in the creation of any lien or other encumbrance on the assets or properties of the Company.

3.12 Compliance with 1934 Act. The Company has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934. All reports filed pursuant to such Act are complete and accurate in all material respects. All material contracts relative to the Company are included in the Periodic Reports.

3.13 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of common stock, $.001 par value, of which 5,903,781 shares are presently issued and outstanding. Except as indicated in Schedule 3.13 hereto, the Company does not currently have outstanding, nor has the Company agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of the Company.

3.14 Full Disclosure. No representation or warranty by the Company in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to TKM pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the Company.

3.15 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall have the same force and effect on the Closing Date as through such representations and warranties had been made on and as of the Closing Date.

Section 4.  Covenants of TKM

TKM covenants to the Company as follows:

4.1 Preservation of Business. From the date hereof through the Closing Date, TKM shall cause Theseus to use its best efforts to preserve its business organization intact, maintain its assets, and preserve its goodwill.

4.2 Litigation. TKM shall promptly notify the Company of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Theseus or against any officer, director, employee, consultant, agent, shareholder or other representative with respect to the affairs of Theseus.

Section 5.  Covenants of the Company

Company covenants to TKM as follows:

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5.1 Preservation of Business.  From the date hereof through the Closing Date, the Company shall preserve its business organization intact and use its best efforts to preserve Company assets and goodwill.

5.2 Litigation. The Company shall promptly notify TKM of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, or other representative with respect to the affairs of the Company.

5.3 No Other Negotiations. From the date hereof until the earlier of the termination of this Agreement or consummation of this Agreement, the Company will not permit and will not authorize any officer or director of the Company or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of the Company's capital stock by merger, sale or any other means or any other transaction that would involve a change in control of the Company, or any transaction in which the Company contemplates issuing equity or debt securities.

Section 6.  Mutual Covenants

6.1 Corporate Examination and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other, of Theseus, and of BC&D, as they each may reasonably require. No investigation by a party hereto shall diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

6.2 Expenses. Upon execution of this Agreement, TKM agrees that it will be responsible for legal and accounting expenses of both parties related to the negotiation and completion of the transaction that is the subject of this Agreement, including the preparation and review of this Agreement, legal and other fees associated with the Company's reverse split, the preparation, filing and mailing of an information statement relating to the change of a majority of directors, and other filings as necessary or required, including the preparation and filing of periodic reports, all such expenses not expected to exceed $12,000. TKM also agrees to be responsible for all ordinary expenses related to the operation of the Company's office and plant in Salt Lake City, Utah from the execution date of this Agreement, such expenses estimated at $1,500 per month.

6.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

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6.4 Confidentiality.  In the event the transactions contemplated by this
Agreement are not consummated, each of the parties hereto agrees to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i)at the time of disclosure was public knowledge;

(ii)after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(iii)the receiving party had within its possession at the time of disclosure.

Section 7.  Conditions Precedent to the Obligation of Company to Close

The obligation of the Company to enter into and complete the Closing is subject, at the option of the Company, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company in writing.

7.1 Representations and Covenants. The representations and warranties of TKM contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. TKM shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by TKM on or prior to the Closing Date. TKM shall have delivered to the Company a certificate, dated the Closing Date, to the foregoing effect, within seven business days of the execution of the Agreement.

7.2 Governmental Permits and Approvals; Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of TKM shall have approved the transactions contemplated by this Agreement and TKM shall have delivered to the Company resolutions of its Board of Directors, certified by the Secretary of TKM, authorizing the transactions contemplated by this Agreement, within seven business days of the execution of the Agreement.

7.3 Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements which may be required in connection with the performance by Theseus of its obligations under such contracts or other agreements after the Closing shall have been obtained.

7.4 Satisfactory Business Review. The Company shall have satisfied itself, after the Company and its representatives have completed the review of the business of Theseus and BC&D contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the reasonable opinion of the Company may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Theseus or of BC&D.

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7.5 Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Theseus or BC&D.

7.6 Certificate of Good Standing. The Company shall have received a certificate of good standing dated at or about the Closing Date to the effect that each of Theseus and BC&D is in good standing under the laws of its jurisdiction of incorporation, within seven business days of the execution of the Agreement.

7.7 Other Documents. TKM shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

Section 8.  Conditions Precedent to the Obligation of TKM to Close

The obligation of TKM to enter into and complete the Closing is subject, at the option of TKM, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by TKM.

8.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by the Company on or prior to the Closing Date. The Company shall have delivered to TKM a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

8.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement, and the Company shall have delivered to TKM resolutions of its Board of Directors, certified by the Secretary of the Company, authorizing the transactions contemplated by this Agreement.

8.3 Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Company which may be required in connection with the performance by the Company of its obligations under such contracts or other agreements after the Closing shall have been obtained.

8.4 Satisfactory Business Review. TKM shall have satisfied itself, after review of the information provided hereby or in connection herewith, or following any discussions with management or representatives of the Company, that none of the information revealed thereby has resulted in or in the reasonable opinion of TKM may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Company.

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8.5 Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of TKM, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

8.6 Reverse Split. The Company shall have effected a one-for-two reverse split of its outstanding common stock, such that the total outstanding shares of Company common stock immediately prior to Closing shall be approximately 3,000,000 shares.

8.7 Other Documents. The Company shall have delivered such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

Section 9.  Indemnification

9.1 Obligation of Company to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless TKM from and against any losses, liabilities, damages, deficiencies, costs or expenses (including reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

9.2 Obligation of TKM to Indemnify. TKM agrees to indemnify, defend and hold harmless the Company from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of TKM and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 10.  The Closing

The closing of the transactions contemplated by this Agreement (the "Closing") shall be effective on October 28, 2004, and shall take place at 3001 Knox Street, Suite 403, Dallas, Texas 75205 on October 28, 2004, or such other place and time as agreed upon by the parties (the "Closing Date").

Section 11.  Miscellaneous

11.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

11.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

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11.3 Notices.  All notices and other communications hereunder shall be in writing or by telecopy, and shall be deemed to have been duly made when delivered in person or sent by telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States registered or certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

TKM:        3001 Knox Street, Suite 403
            Dallas, Texas 75205
Facsimile:  214.389.9806
Attention:  Mr. Dennis McLaughlin

Company:    135 Waterford Circle
            Rancho Mirage , California 92270
Facsimile:  760-202-3353
Attention:  Mr. Robert Ipson

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. In the event of a dispute involving this Agreement or any other instruments executed in connection herewith, the parties irrevocably agree that exclusive venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas, and the parties waive any claim that such forum is inappropriate or inconvenient.

11.5 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party except as required for compliance with the Company's reporting obligations under the Securities Exchange Act of 1934.

11.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Theseus Shares and the Company Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.8 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

POWERBALL, INC.

By: /s/Robert K. Ipson

Name: Robert K. Ipson

Title: Chairman and CEO

TKM OIL & GAS, INC.

By: /s/Dennis McLaughlin

Name: Dennis McLaughlin

Title: President